Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Splash Beverage Group, Inc.

Fort Lauderdale, Florida

We hereby consent to the use of our report dated March 5, 2021, on the financial statements at and for the years ended December 31, 2020 and 2019, included herein on this Registration Statement of Splash Beverage Group on Form S-1. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Fort Lauderale, Florida

April 7, 2021